Exhibit 99.1

Ascent Solar Secures $10 Million Registered Direct Financing with Ironridge Technology Co.

October 30, 2013., THORNTON, Colo.--(BUSINESS WIRE)-- Ascent Solar Technologies, Inc. (NASDAQ:ASTI), a manufacturer of state-of-the-art, flexible thin-film photovoltaic modules, integrated into the company's new EnerPlexTM series of consumer products, announced today the signing of an agreement to raise $10 million through a registered direct offering with institutional investor Ironridge Technology Co., a division of Ironridge Global IV LTD. In the transaction, the Company will issue up to $10 million of Series B convertible preferred stock in two tranches.
The initial $5 million tranche is expected to close this week, upon satisfaction of customary closing conditions. The initial tranche preferred stock will be convertible into shares of common stock at a fixed conversion price of $1.15 per common share.
The second tranche of $5 million is expected to close in late 2013 or the early part of 2014. The second tranche preferred stock will be convertible into shares of common stock at a fixed conversion price of either $1.15 or $1.50 per common share.
Ascent intends to use the proceeds of the offering to fund the continued operations and expansion of its retail channels for its EnerPlex products in the US, Europe and Asia, brand building, as well as the launch of additional EnerPlex products.
A shelf registration statement (File No. 333-178821) relating to the securities being offered has been filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A prospectus supplement relating to the offering will be filed by the Company with the SEC. Copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at http://www.sec.gov or from Ascent Solar Technologies, Inc., 12300 Grant Street, Thornton CO 80241, Attention: Investor Relations.
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company in this offering. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.
About Ascent Solar Technologies:
Ascent Solar Technologies, Inc. is a developer of thin-film photovoltaic modules with substrate materials that can be more flexible and affordable than most traditional solar panels. Ascent Solar modules can be directly integrated into standard building materials, aerospace applications, consumer electronics for portable power or configured as stand-alone modules for large scale terrestrial deployment. Ascent Solar is headquartered in Thornton, Colorado. For more information, go to www.ascentsolar.com.
Forward-Looking Statements:
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission.

Ascent Solar Technologies
CleanTech IR
Brion Tanous, 310-541-6824
Mobile: 424-634-8592

btanous@cleantech-ir.com
or
Ascent Solar Technologies
Justin R. Jacobs, 1-720-872-5194
jjacobs@ascentsolar.com